UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): April 14, 2011
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 14, 2011, Graphic Packaging Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell 47,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), at a public offering price of $4.75 per share ($4.54 per share, net of underwriting discounts). In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 7,050,000 additional shares of Common Stock. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
1.1	Underwriting Agreement, dated April 14, 2011, among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Date: April 20, 2011		Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary